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                               CUSTODIAN CONTRACT

                                     BETWEEN

                         ADVANTUS CORNERSTONE FUND, INC.

                                       AND

                          NORWEST BANK MINNESOTA, N.A.



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                                TABLE OF CONTENTS

1.       Employment of Custodian and Property to be Held by It ..........................................1

2.       Duties of the Custodian with Respect to Property of the Fund Held by the
         Custodian.......................................................................................1

         2.1      Holding Securities.....................................................................1
         2.2      Delivery of Securities.................................................................1
         2.3      Registration of Securities.............................................................4
         2.4      Bank Accounts..........................................................................4
         2.5      Payments for Shares....................................................................4
         2.6      Availability of Federal Funds..........................................................4
         2.7      Collection of Income...................................................................5
         2.8      Payment of Fund Monies.................................................................5
         2.9      Liability for Payment in Advance of Receipt of Securities Purchased....................6
         2.10     Payments for Repurchases or Redemption of Shares of the Fund...........................6
         2.11     Appointment of Agents..................................................................7
         2.12     Deposit of Fund Assets in Securities Systems...........................................7
         2.13     Segregated Account.....................................................................8
         2.14     Ownership Certificates for Tax Purposes................................................9
         2.15     Proxies................................................................................9
         2.16     Communications Relating to Fund Portfolio Securities...................................9
         2.17     Proper Instructions....................................................................9
         2.18     Actions Permitted Without Express Authority...........................................10
         2.19     Evidence of Authority.................................................................10
         2.20     Class Actions.........................................................................10
         2.21     Duties of the Custodian with Respect to Fund Property Held Outside of the United States..................................................................11

                  2.21(a)   Appointment of Foreign Sub-Custodian........................................11
                  2.21(b)   Assets to be Held...........................................................11
                  2.21(c)   Segregation of Securities...................................................11
                  2.21(d)   Agreement with Foreign Banking Institution..................................12
                  2.21(e)   Access of Independent Accountants of the Company............................12
                  2.21(f)   Repots by Custodian.........................................................12
                  2.21(g)   Foreign Securities Transactions.............................................13
                  2.21(h)   Foreign Securities Lending..................................................14
                  2.21(i)   Liability of Foreign Sub-Custodian..........................................15
                  2.21(j)   Monitoring Responsibilities.................................................15
                  2.21(k)   Branches of United States Banks.............................................15
                  2.21(l)   Expropriation Insurance.....................................................15

3.       Duties of Custodian with Respect to the Books of Account and Calculation of
         Net Asset Value and Net Income.................................................................16


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4.       Records........................................................................................16

5.       Opinion of Fund's Independent Accountant.......................................................17

6.       Reports to Fund by Independent Public Accountants..............................................17

7.       Compensation of Custodian......................................................................17

8.       Responsibility of Custodian....................................................................17

9.       Effective Period, Termination and Amendment....................................................18

10.      Successor Custodian............................................................................19

11.      Interpretive and Additional Provisions.........................................................20

12.      Minnesota Law to Apply.........................................................................20

13.      Prior Contracts................................................................................20


                                        ii
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                               CUSTODIAN CONTRACT


         This Contract is between the Advantus Cornerstone Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota, having its principal place of business at 400 Robert Street North, St. Paul, Minnesota 55101, attached hereto (hereinafter called the "Fund") and Norwest Bank Minnesota, N.A., a national banking association having its principal place of business at Sixth and Marquette, Minneapolis, Minnesota 55479 (hereinafter called the "Custodian")

         WITNESSETH, that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN

         2.1      HOLDING SECURITIES

                  The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the fund, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System."

         2.2      DELIVERY OF SECURITIES

                  The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:


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                  1)     Upon sale of such securities for the account of the
                         Fund and receipt of payment therefor;

                  2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

                  3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section
                         2.12 hereof;

                  4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

                  5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                  6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

                  7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

                  8) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

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                  10)    For delivery in connection with any loans of
                         securities, made by the Fund, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

                  11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, BUT ONLY against receipt of amounts borrowed;

                  12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to the compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

                  13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

                  14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemptions; and

                  15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

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         2.3      REGISTRATION OF SECURITIES

                  Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name of nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form.

         2.4      BANK ACCOUNTS

                           The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         2.5      PAYMENTS FOR SHARES

                  The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

         2.6      AVAILABILITY OF FEDERAL FUNDS

                  Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

         2.7      COLLECTION OF INCOME

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                  The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of
         Section 2.2(10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         2.8      PAYMENT OF FUND MONIES

                  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the fund in the following cases only:

                  1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940 to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                         Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
                         Section 2.12 hereof or (c) in the case of the repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund.

                  2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section
                         2.2 hereof;

                  3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

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                  4)     For the payment of any expense or liability incurred by
                         the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                  5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

                  6) For payment of the amount of dividends received in respect of securities sold short;

                  7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         2.9      LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES
                  PURCHASED

                  The Custodian shall not make payment for the purchase of domestic securities for the account of the Fund in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance. In any and every case where payment for purchase of domestic securities of the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

         2.10     PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND

                  From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         2.11     APPOINTMENT OF AGENTS

                  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940 to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         2.12     DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS

                  The Custodian may deposit and/or maintain domestic securities owned by any Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                  1) The Custodian may keep domestic securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary custodian or otherwise for customers;

                  2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

                  3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) the simultaneous receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (a) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund

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                         confirmation of each transfer to or from the account in
                         the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account.

                  4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                  5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9 hereof;

                  6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         2.13     SEGREGATED ACCOUNT

                  The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for the purpose of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purpose of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of the clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive

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         Committee signed by an officer of the Fund and certified by the
         Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         2.14     OWNERSHIP CERTIFICATES FOR TAX PURPOSES

                  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

         2.15     PROXIES

                  The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         2.16     COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES

                  The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the
         Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three (3) business days prior to the date on which the Custodian is to take such action.

         2.17     PROPER INSTRUCTIONS

                  Proper Instructions as used throughout this Article 2 means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

         2.18     ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

                  The Custodian may in its discretion, without express authority from the Fund;

                  1) Make payments to itself or others for minor expenses of handling securities PROVIDED that all such payments shall be accounted for to the Fund;

                  2) Surrender securities in temporary form for securities in definitive form;

                  3) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

                  4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

         2.19     EVIDENCE OF AUTHORITY

                  The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument of paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) or any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

         2.20     CLASS ACTIONS

                  The Custodian shall transmit promptly to the Fund all notices or other communications received by it in connection with any class action lawsuit relating to securities currently or previously held for the Fund. Upon being directed by the Fund to do so, the Custodian shall furnish to the Fund any and all written materials which establish the holding/ownership, amount held/owned, and period of holding/ownership of the securities in question.

         2.21 DUTIES OF THE CUSTODIAN WITH RESPECT TO FUND PROPERTY HELD OUTSIDE OF THE UNITED STATES

                  2.21(a)   APPOINTMENT OF FOREIGN SUB-CUSTODIAN

                  The Custodian is authorized and instructed, either directly or indirectly (through one or more sub-custodian U.S. banks), to employ as sub-custodians for the Fund's securities and other assets maintained outside of the United States the foreign institutions, foreign securities depositories and foreign clearing agencies, if any, designated on Schedule A hereto ("foreign sub-custodians"); provided, however, that, notwithstanding the contents of Schedule A hereto, the Custodian (including any of its agents and sub-custodians) is authorized to directly or indirectly employ or retain any sub-custodian, depository or clearing agency only if said employed or retained institution qualifies as either (a) an "eligible foreign custodian," as defined in Rule 17f-5 under the Investment Company Act of 1940, or (b) a "bank," as defined in Section 2(a)(5) of the Investment Company Act of 1940, that in turn qualifies as an eligible domestic custodian under Section 17(f) of the Investment Company Act of 1940; and provided further that the Custodian shall be liable to the Fund for any loss of any Fund assets custodied with any institution directly or indirectly employed or retained by the Custodian (or any of its agents or sub-custodians) that does not meet the qualifications of either clause (a) or (b) of the preceding proviso.

                  Upon receipt of Proper Instructions, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional or alternative foreign banking institutions, foreign securities depositories and foreign clearing agencies to act as sub-custodian. Each foreign banking institution shall be authorized to deposit securities in foreign securities depositories and foreign clearing agencies authorized pursuant to Rule 17f-5 under the Investment Company Act of 1940. Upon receipt of Proper Instructions from the Fund the Custodian shall promptly cease the employment of any one or more of such sub-custodians for maintaining custody of the assets of the application Fund(s).

                  2.21(b)   ASSETS TO BE HELD

                  The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodian to: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the foreign securities transactions of the Fund.

                  2.21(c)   SEGREGATION OF SECURITIES

                  The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian or its duly appointed U.S. sub-custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian (or its U.S. sub-custodian, as the case may be) on behalf of its customers and physically segregate in that account securities and other assets of the Custodian's customers, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, the sub-custodian shall identify on its books as belonging to the Custodian (or is U.S. sub-custodian, as the case may be), as agent for the Custodian's customers, the securities so deposited (all collectively referred to as the "Account").

                  2.21(d)   AGREEMENT WITH FOREIGN BANKING INSTITUTION

                  Each agreement with a foreign banking institution shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim or any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration, which may include payment of stamp duties or government taxes; (c) adequate records will be maintained identifying the assets as belonging to the customers of Custodian; (d) officers of or auditors employed by, or other representatives of the Custodian, including independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions given under its agreement with the Custodian or shall be given confirmation of the contents of such books and records; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Fund, the Custodian or their agents.

                  2.21(e)   ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND

                  Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with the Custodian (or its U.S. sub-custodian, as the case may be).

                  2.21(f)   REPORTS BY CUSTODIAN

                  The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign sub-custodian for the Custodian and Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

                  2.21(g)   FOREIGN SECURITIES TRANSACTIONS

                  1) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange, or deliver foreign securities owned by the Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.2.

                  2) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties the Custodian shall pay out or cause its foreign sub-custodian to pay out monies of the Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.8.

                  3) Settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may, upon receipt of Proper Instructions, be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  4) With respect to any transaction involving foreign securities, the Custodian or any sub-custodian in its discretion may cause the Fund's account to be credited on either the contractual settlement date or the actual settlement date with the proceeds of any sale or exchange of foreign securities from the account of the Fund and to be debited on either the contractual settlement date or the actual settlement date for the cost of foreign securities purchased or acquired for the Fund according to Custodian's then current internal policies and procedures pertaining to securities settlement, which policies and procedures may change from time to time. Custodian shall advise the Fund of any changes to such policies and procedures. The Custodian may reverse any such credit or debit made on the contractual settlement date if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by Custodian in its reasonable discretion, after the contractual settlement date except that if any foreign securities delivered pursuant to this section are returned by the recipient thereof, the Custodian may cause any such credits and debits to be reversed at any time.

                  5) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in
                         Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

                  6) Until the Custodian receives written instructions to the contrary, the Custodian shall, or shall cause the sub-custodian to collect all interest and dividends paid on securities held in each applicable Fund's account, unless such payment is in default. Unless otherwise instructed, the Custodian shall convert interest, dividends and principal received with respect to securities in the Fund's account into United States dollars, and the Custodian shall perform foreign exchange contracts for the conversion of United States dollars to foreign currencies for the settlement of trades whenever it is practicable to do so through customary banking channels. Customary banking channels may vary based upon industry practice in each jurisdiction, and shall include the banking facilities of the Custodian's affiliates, in accordance with such affiliate's then prevailing internal policy on funds repatriation. All risk and expense incident to such foreign collection and conversions is the responsibility of the Fund's account, and Custodian shall have no responsibility for fluctuation in exchange rates affecting collections or conversions.

                  2.21(h)   FOREIGN SECURITIES LENDING

                  Notwithstanding any other provisions contained in this Contract, the Custodian and any sub-custodian shall deliver and receive securities loaned or returned in connection with securities lending transactions only upon and in accordance with Proper Instructions; provided, if the Custodian is not the lending agent in connection with such securities lending, then neither the Custodian or any sub-custodian shall undertake, or otherwise be responsible for,

                  (i)    marking to market values for such loaned securities,

                  (ii) collection of dividends, interest or other disbursements or distributions made with respect to such loaned securities,

                  (iii) receipt of corporate action notices, communications, proxies or instruments with respect to such loaned securities, and

                  (iv) custody, safekeeping, valuation or any other actions or services with respect to any collateral securing any such securities lending transactions.

                  In the event that the Custodian is the applicable Fund's lending agent in connection with a specific securities loan, the Custodian shall undertake to perform all of the above duties with regard to such loan, except that the Fund shall not receive, nor be enabled to vote, proxies in connection with such loaned security.

                  2.21(i)   LIABILITY OF FOREIGN SUB-CUSTODIAN

                  Each agreement pursuant to which the Custodian (or its U.S. sub-custodian bank, as applicable) employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in performance of its duties and to indemnify, and hold harmless, the Custodian and Custodian's customers from and against any loss, damage, cost, expense, liability or claim arising out of such sub-custodian's negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties. At the election of the Fund, it shall be entitled to be subrogated to the right of the Custodian with respect to any claims against the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claims.

                  2.21(j)   MONITORING RESPONSIBILITIES

                  The Custodian shall furnish annually to the Fund information concerning the foreign sub-custodian employed by the Custodian (or its U.S. sub-custodian bank, as applicable). Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract (and any contracts with U.S. and foreign sub-custodians entered into pursuant hereto). In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution employed as foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (United States dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted United States accounting principles).

                  2.21(k)   BRANCHES OF UNITED STATES BANKS

                  Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund's assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract.

                  2.21(l)   EXPROPRIATION INSURANCE

                  The Custodian represents that it does not intend to obtain any insurance for the benefit of the Fund which protects against the imposition of exchange control restrictions or the transfer from any foreign jurisdiction of the proceeds of sale of any securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities is organized or in which securities are held for safekeeping either by Custodian or any sub-custodians in such country. The Custodian represents that its understanding of the position of the Staff of the Securities and Exchange Commission is that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk.

3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or computer such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.       RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. The Custodian shall also maintain records as directed by the Fund in connection with applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. With respect to securities and cash deposited with a Securities System, a sub-custodian or an agent of the Custodian, the Custodian shall identify on its books all such securities and cash as belonging to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authority officers, employees or agents of the Fund or its agents. Such records shall be made available to the Fund for review by employees and agents of the Securities and Exchange Commission. The Custodian shall furnish to the Fund, and its agents, as of the close of business on the last day of each month a statement showing all transactions and entries for the account of the Fund during that month, and all holdings as of month-end.

         All records so maintained in connection with the performance of its duties under this Contract shall remain the property of the Fund and, in the event of termination of this Contract, shall be delivered to the Fund. Subsequent to such delivery, and surviving the termination of this Contract, the Fund shall provide the Custodian access to examine and photocopy such records as the Custodian, in its discretion, deems necessary, for so long as such records are retained by the Fund.

5.       OPINION OF FUND'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's, Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.       REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.       COMPENSATION OF CUSTODIAN

         For performance by the Custodian pursuant to this Contract, the Fund agrees to pay the Custodian annual asset fees and supplemental charges as set out in the fee schedule attached hereto.

8.       RESPONSIBILITY OF CUSTODIAN

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith and without negligence. It shall be entitled to rely on and may act upon advice of counsel of, or reasonably acceptable to, the Fund or its agents on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Contract entered into between the Custodian and the Fund or its agent.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the

Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.

         If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of assets to the extent necessary to obtain reimbursement.

         The Custodian shall not be liable for any loss or damage to the Fund resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of a sub-custodian or agent. Anything in this Contract to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Contract, reasonable care, for which the Custodian shall be responsible to the same extent as if it were performing such duties directly. The Custodian shall be responsible for the securities and cash held by or deposited with any sub-custodian or agent to the same extent as if such securities and cash were directly held by or deposited with the Custodian. The Custodian hereby agrees that it shall indemnify and hold the Fund harmless from and against any loss which shall occur as a result of the failure of a foreign sub-custodian holding the securities and cash to provide a level of safeguards for maintaining any Fund's securities and cash not materially different from that provided by a United States custodian holding such securities and cash in the United States.

         The Custodian agrees to indemnify and hold the Fund harmless for any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the Custodian's own negligence or willful misconduct or that of its officers, agents, sub-custodian or employees in the performance of the Custodian's duties and obligations under this Contract.

9.       EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         The Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company

Act of 1940; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time be action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      SUCCESSOR CUSTODIAN

         If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer to an account of the successor custodian all of the Fund" securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, or not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, Funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.      MINNESOTA LAW TO APPLY

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of Minnesota.

13.      PRIOR CONTRACTS

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of November, 1999.


                                ADVANTUS CORNERSTONE FUND, INC.


                                By:
                                   -------------------------------------------

                                ATTEST


                                By:
                                   -------------------------------------------



                                NORWEST BANK MINNESOTA, N.A.


                                By:
                                   -------------------------------------------
                                ATTEST



                                By:
                                   -------------------------------------------

                                   SCHEDULE A
                                     TO THE
                               CUSTODIAL CONTRACT
                                     BETWEEN
                         ADVANTUS CORNERSTONE FUND, INC.
                                       AND
                          NORWEST BANK MINNESOTA, N.A.






No Foreign Sub-Custodians at this time.

                                  FEE SCHEDULE


                                    ADVANTUS


         ANNUAL MARKET VALUE CHARGE:                       $.000010
         ----------------------------------------------------------

DOMESTIC TRANSACTION CHARGES:

         DOMESTIC DEPOSITORY SETTLEMENTS -DTC/FED/PTC      $6.00
         PHYSICAL SETTLEMENTS (NEW YORK, MPLS.)            $30.00
         MUTUAL FUND SETTLEMENTS                           $30.00
         PRIVATE PLACEMENTS SETTLEMENTS                    $15.00
         OPTIONS/FUTURE SETTLEMENTS                        $15.00
         PRINCIPAL PAYDOWN- NON VARIABLE                   $8.00
         PRINCIPAL PAYDOWNS - CMO'S                        $15.00
         REORGANIZATION/CORPORATE ACTIONS                  $20.00
         MONEY MOVEMENTS (WIRES, CHECKS)                   $5.00





                                Fee Schedule - 1